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                                                                   EXHIBIT 10.16






                               AMENDMENT NO. 1 TO
                          LOAN AND SECURITY AGREEMENT


         BY THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT ("Amendment") dated as of July 24, 1995, Ascension Resorts, Ltd., a Texas limited partnership, d/b/a Silverleaf Resorts, Ltd. ("Borrower") and FINOVA Capital Corporation, a Delaware corporation, formerly known as Greyhound Financial Corporation, a Delaware corporation ("Lender"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby confirm and agree as follows:

                            ARTICLE 1 - INTRODUCTION

         1.1 Borrower and Lender previously entered into a Loan and Security Agreement dated as of August 12, 1994 (the "Loan Agreement"), relating to a revolving line of credit loan in the amount of up to $6,000,000 ("Loan").

         1.2 Borrower and Lender wish to amend the Loan Agreement, among other ways, to increase the maximum amount of the Loan to $12,000,000, extend the Borrowing Term, revise the rate of interest of the Loan, and permit up to $4,000,000 of the Loan to be used to finance lot receivables from the Holiday Hills Lot Project in Branson, Missouri, all as more fully provided below.

                             ARTICLE 2 - AGREEMENT

         2.1 Except as otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Amendment shall have the meaning given to them in the Loan Agreement.

         2.2     The Loan Agreement is amended as follows:

                 (a) The definition of Borrowing Base in paragraph 1.6 is deleted in its entirety and the following is substituted in its place:

         "Borrowing Base": with respect to an Eligible Instrument, an amount equal to the lesser of:

                 (a) seventy percent (70%) of the unpaid principal balance of such Eligible Instrument; or

                 (b) seventy-five percent (75%) of the present value of the unmatured installments of principal and interest under such Eligible Instrument, discounted at the greater of the applicable interest rate under the terms of the Note or 13%.




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                 (b)      The definition of Borrowing Term in paragraph 1.7 is
deleted in its entirety and the following is substituted in its place:

         "Borrowing Term": the period commencing on the date of this Agreement and ending on the close of Lender's normal business hours on the date (or if not a Business Day, the first Business Day thereafter) which is the earlier of (a) the date 12 months from the date of the first Advance made after July 24, 1995, or (b) August 31, 1996.

                 (c)      The definition of Eligible Instrument in paragraph
1.13 is deleted in its entirety and the following is substituted in its place:

         "Eligible Instrument": an Instrument which conforms to the standards set forth in EXHIBIT B (which at all times during the Borrowing Term shall be limited to Instruments arising from the sale of Time-Share Interests or Lots in Projects for which Permitted Encumbrances have been agreed to by Lender in writing and stipulated on EXHIBIT E hereto or any supplement thereto). An Instrument that has qualified as an Eligible Instrument shall cease to be an Eligible Instrument upon the date of the first occurrence of any of the following: (a) any installment due with respect to that Instrument becomes more than fifty-nine (59) days past due, or (b) that Instrument otherwise fails to continue to conform to the standards set forth in EXHIBIT B.

                 (d) The definition of Instrument in paragraph 1.19 is deleted in its entirety and the following is substituted in its place:

                 "Instrument": a promissory note which has arisen out of the sale of a Time-Share Interest or Lot by Borrower to a Purchaser and is secured by a Purchaser Mortgage.

                 (e)      The following definition is inserted after paragraph
1.23:

         1.23A "Lot": a fee simple interest in any residential lot created by a recorded subdivision plat of the Project identified on EXHIBIT F as the Holiday Hills Lot Project.

                 (f)      The definition of Maximum Loan Amount in paragraph
1.26 is deleted in its entirety and the following is substituted in its place:

         "Maximum Loan Amount": Twelve Million United States Dollars ($12,000,000.00) minus the outstanding principal balance of the 1992 Loan.





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                 (g)      The definition of Project in paragraph 1.36 is
deleted in its entirety and the following is substituted in its place:

         "Project": any one of the time-share resorts, lot subdivision project(s) or parts of such resorts or project(s) described in EXHIBIT F and any other time-share resort, lot subdivision project or part thereof as Lender may in its discretion from time to time hereafter approve in writing.

                 (h) The definition of Purchaser in paragraph 1.38 is deleted in its entirety and the following is substituted in its place:

         "Purchaser": a purchaser of a Time-Share Interest or Lot from Borrower.

                 (i) The first sentence of Paragraph 2.1 is deleted in its entirety and the following is substituted in its place:

         Lender hereby agrees, if Borrower has Performed all of the obligations then due, to make Advances to Borrower in amounts equal to (a) the then Borrowing Base of all Eligible Instruments then held by Lender together with those delivered to and accepted by Lender with a Request for Advance, less (b) the then unpaid principal balance of the Loan; provided, (1) at no time shall the unpaid principal balance of the Loan exceed the Maximum Loan Amount, (2) the maximum Advance for any Eligible Instrument arising from the sale of a Lot shall be $35,000, and (3) at no time shall the Borrowing Base for Eligible Instruments arising from the sale of Lots exceed, in the aggregate, $4,000,000.

                 (j) The following is added to the Loan Agreement as a new paragraph 2.4:

         "2.4 With respect to any portion of an Advance that constitutes an Availability Advance against an Eligible Instrument, Borrower shall pay to Lender at the time of such Advance a fee equal to 1.5% of the amount of such Availability Advance. The term "Availability Advance" means each Advance made against an Eligible Instrument after the first Advance made against such Instrument; provided that in the case of an Eligible Instrument substituted for an ineligible Instrument pursuant to paragraph 3.2, an Availability Advance shall be deemed made at the time of the first Advance made against such substituted Instrument."

                 (k) The first sentence of Paragraph 3.2 is deleted in its entirety and the following is substituted in its place:





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         If a previously Eligible Instrument which is part of the Receivables
         Collateral ceases to be an Eligible Instrument, and at that time, the aggregate principal amount of the Loan outstanding exceeds the then Borrowing Base of all Eligible Instruments, then within five (5) Business Days thereafter, Borrower will either (i) pay to Lender an amount equal to the Borrowing Base of the ineligible Instrument, together with interest, costs and expenses attributable to it, or (ii) replace such ineligible Instrument with an Eligible Instrument or Eligible Instruments having a Borrowing Base not less than the Borrowing Base (calculated immediately before its ineligibility) of the ineligible Instrument(s) being replaced. If on any occasion, Borrower fails to comply with the requirements of the first sentence of this paragraph within the five (5) Business Days required therein (a "Borrowing Base Reinstatement Event of Default"), but on such occasion Borrower cures such Event of Default before Lender has exercised its remedies under paragraph 7.2 below, then, at all times following the next occurring Borrowing Base Reinstatement Event of Default (following expiration of the five (5) Business Day cure period described above), in addition to the remedies of Lender provided for in this Agreement and the other Documents, and notwithstanding that Borrower may have cured such second Borrowing Base Reinstatement Event of Default, Borrower shall comply with the following requirement: If at any time throughout the remaining Term of the Loan, a previously Eligible Instrument which is part of the Receivables Collateral ceases to be an Eligible Instrument (and even if at that time the Borrowing Base of all Eligible Instruments exceeds the aggregate principal amount of the Loan outstanding), then within thirty (30) days thereafter, Borrower will either (i) pay to Lender an amount equal to the Borrowing Base of the ineligible Instrument, together with interest, costs and expenses attributable to it, or (ii) replace such ineligible Instrument with an Eligible Instrument or Eligible Instruments having a Borrowing Base not less than the Borrowing Base (calculated immediately before its ineligibility) of the ineligible Instrument(s) being replaced.

                 (l) All references to "Time-Share Interests" in paragraphs 6.1(a), 6.3(a), 6.3(b), 6.4(d), 6.4(f), 6.4(g), and 8.12 are deleted and
"Time-Share Interests or Lots" is substituted in their place. All references to "Time-Share Interests" in paragraphs 6.10(a), 6.10(c), and 6.17 are deleted and "Time-Share Interests and Lots" are substituted in their place.

                 (m) The following sentence is inserted at the end of paragraph 6.10(b):

         If Borrower delivers to Lender a copy of current audited annual financial statements of Borrower prepared by an





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         independent certified public accounting firm satisfactory to Lender, and such financial statements are acceptable to Lender in Lender's sole and absolute discretion, then Borrower will thereafter no longer be required to furnish to Lender the status reports from Carol Sullivan & Associates required by this paragraph 6.10(b).

                 (n) Paragraph 6.16 is deleted in its entirety and the following is substituted in its place:

         Borrower shall maintain a minimum tangible net worth (as reflected on the financial statements delivered pursuant to paragraph 6.10) of not less than Twelve Million Dollars ($12,000,000) at all times during the Term of the Loan.

                 (o) The covenant in paragraph 6.18 shall hereafter be deemed to apply to the aggregate of distributions by Borrower to its partners and any loans by Borrower to any of its Affiliates.

                 (p) The address for Lender on the signature page (and all other references to the Lender's address in the Loan Agreement and the Documents) is deleted in its entirety and the following is substituted in its place:

         FINOVA Capital Corporation
         7272 East Indian School Road
         Suite 410
         Scottsdale, Arizona 85251
         (Attention, Vice-President, Law)
         Telecopy No.:  (602) 874-6445

                 (q) SCHEDULE 1 is deleted in its entirety and SCHEDULE 1 hereto is substituted in its place, and incorporated in the Loan Agreement.

                 (r) EXHIBIT B is deleted in its entirety and EXHIBIT B hereto is substituted in its place, and incorporated in the Loan Agreement.

                 (s) EXHIBIT E hereto is hereby added as a supplement to EXHIBIT E to the Loan Agreement and incorporated therein.

                 (t) The following is inserted in the list of Projects in Section A of EXHIBIT F:

                 A lot subdivision project to be named later (the first phase of which is named The Fairways) located three miles east of Branson, Missouri, in Taney County, Missouri (the "Holiday Hills Lot Project").





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                 (u)      All references to "Time-Share Interests" in EXHIBIT
J are deleted and "Time-Share Interests or Lots" is substituted in their place.

                 (v) Paragraph (g) of EXHIBIT J is deleted in its entirety and the following is substituted in its place:

         (g) a credit report from a recognized consumer credit reporting agency on each Purchaser obligated under an Instrument covered by (b) above for all Instruments with a principal amount of $15,000 or more and arising from the sale of Lots, and if requested by Lender in accordance with its normal underwriting procedures, all other Instruments covered by item (b) above.

                 (w)      The following is inserted at the end of EXHIBIT J:

         (k) a standard FNMA or other loan application acceptable to Lender for each Purchaser obligated under an Instrument covered by item (b) above for all Instruments with a principal amount of $15,000 or more arising from the sale of Lots, and evidence satisfactory to Lender that such Purchaser's debt-to-income ratio (including the obligations under such Instrument) shall not exceed 55%.

         2.3 Borrower will pay to Lender a non-refundable loan fee ("Loan Fee") equal to $60,000. The Loan Fee shall be payable upon the initial Advance under the Loan following the date of this Amendment, but not later than July 31, 1995. Borrower acknowledges that Lender has earned the Loan Fee and that the Loan Fee is non-refundable.

         2.4 Subject to the remaining provisions of this paragraph, Borrower will on demand pay or, at Lender's election, reimburse Lender for all Lender's attorneys' fees and other out-of-pocket expenses in connection with the documentation and closing of this Amendment and the due diligence conducted in May and June of 1995 in connection with Lender's approval of the Missouri Projects for purposes of funding Advances on Eligible Instruments arising from the sale of Time-Share Interests therein. Borrower will pay or reimburse Lender or Lender's attorneys for all reasonable out-of-pocket expenses of Lender's attorneys incurred in connection with the foregoing. Notwithstanding the foregoing, to the extent Lender's attorneys' fees in connection with the foregoing exceed $8,500.00 Borrower will pay or reimburse Lender for such excess only if the excess fees are (a) caused by the negligence or lack of diligence or cooperation by Borrower in the documentation and closing of this Amendment, (b) caused by circumstances which could not reasonably have been foreseen by Lender, or (c) incurred in connection with the review of materials relating to the Holiday Hills Lots Project which are submitted to Lender following the date of this Amendment in satisfaction of the conditions set forth in



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paragraph 2.8 hereof.  In reliance upon the representation and warranty made by
Lender in the following sentence, Borrower will indemnify, hold harmless and defend Lender, and its officers, directors, employees, agents, affiliates, successors and assigns for, from and against loss, expense, demand and liability arising out of any claim for a broker's fee with respect to the transaction contemplated by this Amendment. Lender represents and warrants to Borrower that it has not dealt with any broker.

         2.5 Borrower confirms and restates to Lender as of the date hereof all its representations and warranties set forth in the Loan Agreement, as amended hereby, and the other documents executed by Borrower evidencing, securing or otherwise pertaining to the Loan ("Documents"). Borrower represents and warrants to Lender that since August 12, 1994, except for such changes shown in the documents delivered to Lender and any changes to advertising materials in conformance with applicable law, there have been no material changes to the documents used in connection with the sale of Time-Share Interests or the governance of the Project. Borrower reaffirms all liens and security interests granted by it to Lender and agrees that such liens and security interests shall continue to secure the Loan. Borrower further acknowledges that Lender has performed and is not in default of its obligations under the Documents and that there are no offsets, defenses or counterclaims with respect to any of Borrower's obligations under the Documents.

         2.6 Borrower will execute and deliver such further instruments and do such things as in the sole and absolute judgment of Lender are necessary or desirable to effect the intent of this Amendment and to secure to Lender the benefits of all rights and remedies conferred upon Lender by the terms of this Amendment and any other documents executed in connection herewith, including, without limitation, amendments to security loan documents and financing statements.

         2.7 This Amendment shall not be binding upon Lender unless and until the following conditions have been satisfied, which in no event shall be later than July 31, 1995:

                 (a) Borrower has delivered to Lender the following documents and other items, all of which shall be properly completed and executed and shall otherwise be satisfactory in form and substance to Lender in its sole and absolute discretion:

                         (i) a resolution or certificate from Borrower and its general partner authorizing (A) the execution and delivery of this Amendment and the other documents called for in this Amendment or requested by Lender pursuant to this paragraph ("Modification Documents") and (B) the transaction contemplated hereby;



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                         (ii)    an "Amendment No. 1 to Promissory Note" in
         form and substance acceptable to Lender executed by Borrower;

                         (iii) a "Consent of Guarantors and Amendment to Guaranty" in form and substance acceptable to Lender executed by Guarantor;

                          (iv) an "Acknowledgement of Subordinating Parties" in form and substance acceptable to Lender executed by the Subordinating Parties;

                          (v)     an "Amendment and Reaffirmation of
         Environmental Certificate" in form and substance acceptable to Lender executed by Borrower;

                          (vi) opinions from counsel to Borrower and Guarantor in form and substance the equivalent of Exhibits "A-1" and "A-2" attached hereto;

                          (vii) such amendments to recorded and filed Documents as Lender may deem necessary, including without limitation, additional UCC-1 financing statements and amendments to UCC-1 financing statements;

                          (viii) a personal financial statement of Guarantor dated within 90 days of the date of this Amendment and acceptable to Lender;

                          (ix) updated lien, litigation, and judgment searches acceptable to Lender, and updated Dun & Bradstreet and credit information acceptable to Lender;

                          (x) updated information in form and substance acceptable to Lender regarding the environmental condition of the Projects; and

                          (xi) such other items as Lender may reasonably require.

                 (b) Lender has received all material changes made since August 12, 1994, to the documents used in connection with the sale of Time-Share Interests and/or the governance of the Projects, and copies of all public reports/offering statements/prospectuses required by law to be utilized in those jurisdictions where it is currently selling Time-Share Interests or Lots or offering them for sale.

                 (c) Lender has received evidence that Borrower has been registered and maintained all necessary licenses and permits as required by applicable law in all jurisdictions where either Borrower has sold or offered Time-Share Interests or Lots for sale since August 12, 1994.



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                 (d)      Lender has received evidence that Borrower is in
compliance with all environmental, health and safety laws and that it does not have any material contingent liability in connection with such matters.

Waiver by Lender of any of the foregoing as a condition to the effectiveness of this Amendment shall not relieve Borrower of the obligation to satisfy such condition as promptly as possible thereafter.

         2.8 Lender's obligation to make any Advance secured by Receivables Collateral arising from the sale of Lots in the Holiday Hills Lot Project shall be subject to and conditioned upon the following additional terms and conditions:

                 (a) Lender shall have completed a site inspection of the Holiday Hills Lot Project by Lender, satisfactory to Lender.

                 (b) Borrower shall have delivered to Lender at least fifteen (15) Business Days prior to the date of the first Advance secured by Receivables Collateral arising from the sale of Lots in the Holiday Hills Lot
Project:

                          (i) Evidence of assurances of completion of the nine-hole golf course improvement at the Holiday Hills Lot Project satisfactory to Lender;

                          (ii) if the Holiday Hills Lot Project has not been registered under such act and Lender requests such an opinion, a copy of an advisory opinion issued by the federal Office of Interstate Land Sales Registration that the subject Project does not fall within the purview of the Interstate Land Sales Full Disclosure Act, or a legal opinion from Borrower's counsel acceptable to Lender;

                          (iii) a copy of the form of the purchase contract, deed, Instrument, Purchaser Mortgage, credit applications and disclosures, and other documents and exhibits which have been or are being used by Borrower in connection with the Holiday Hills Lot Project, together with the Project governing documents, the Project management agreement, the Project exchange affiliation agreement(s) (if any) and advertising materials;

                          (iv) a pro forma lender's title policy for Lots in the Holiday Hills Lot Project in a form acceptable to Lender;

                          (v) an environmental assessment of the Holiday Hills Lot Project satisfactory to Lender;




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                          (vi)    a favorable opinion from independent counsel
         for Borrower in form and substance substantially identical to Exhibit A-3 hereto; and

                          (vii) such other items as Lender may reasonably require related to the Holiday Hills Lot Project, including, without limitation, a UCC financing statement covering all Receivables Collateral arising from the sale of Lots therein that is assigned to Lender, and an amendment to the Loan Agreement identifying the Permitted Encumbrances with respect thereto.

         2.9 Notwithstanding anything herein or in the Documents to the contrary, Borrower shall, on or before the 60th day following the date hereof, have completed the installation of (and provided to Lender documentary evidence of such installation acceptable to Lender) "secondary containment" for all above-ground storage tanks located on the real property comprising the Holiday Hills Resort. Borrower's failure to comply with the foregoing requirements shall constitute an Event of Default under the Documents.

         2.10 Lender's continuing obligation to make Advances of the Loan shall be conditioned upon Borrower's delivery of current financial statements of Robert E. Mead to Lender within ninety (90) days following the date of this Agreement.

         2.11 This Amendment may not be amended or otherwise modified except in a writing duly executed by the parties hereto.

         2.12 If any one or more of the provisions of this Amendment is held to be invalid, illegal or unenforceable in any respect or for any reason (all of which invalidating laws are waived to the fullest extent possible), the validity, legality and enforceability of any remaining portions of such provision(s) in every other respect and of the remaining provision(s) of this Amendment shall not be in any respect impaired. In lieu of each such unenforceable provision, there shall be added automatically as a part of this Amendment a provision that is legal, valid and enforceable and is as similar in terms to such unenforceable provisions as may be possible.

         2.13 This Amendment constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and this Amendment and the Documents, as amended hereby, supersedes all prior written or oral understandings and agreements between the parties in connection with its subject matter.

                 (a) All Schedules and Exhibits referred to herein are herein incorporated by this reference.





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         2.14    This Amendment may be executed in one or more counterparts, and any number of which having been signed by all the parties hereto shall be taken as one original.

         2.15 Borrower and Lender hereby ratify and confirm the Loan Agreement, as amended hereby, in all respects; and, except as expressly amended hereby, the Loan Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF this instrument is executed as of the date set forth above.

                              "BORROWER"

                              ASCENSION RESORTS, LTD., a Texas
                              limited partnership, d/b/a Silverleaf
                              Resorts, Ltd.

                              By:  ASCENSION CAPITAL CORPORATION, a
                                   Texas corporation
                                   Its: General Partner


                                   BY:  /s/ ROBERT E. MEAD
                                      ------------------------------------------
                                        Robert E. Mead
                                        Its:  Chief Executive Officer

                              "LENDER"

                              FINOVA Capital Corporation,
                              a Delaware corporation,
                              formerly known as
                              Greyhound Financial Corporation



                              By: /s/ JACK FIELDS, III
                                 ----------------------------------------------
                              Print Name:  JACK FIELDS, III
                                        ---------------------------------------
                              Title:  Group Vice President
                                  ---------------------------------------------




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
List of Exhibits
----------------
Exhibits A-1 and A-2      Form of Legal Opinion Required Pursuant to Paragraph
                          2.7(a)(vi)

Exhibit A-3               Form of Legal Opinion Required Pursuant to Paragraph
                          2.8(b)(vi)

Exhibit B                 Replacement Exhibit B to Loan Agreement (defining
                          "Eligible Instruments")

Exhibit E                 Supplement to Exhibit E to Loan Agreement (adding
                          Permitted Encumbrances for Missouri Time-Share
                          Projects and Holiday Hills Lot Project)


        The above-listed exhibits are omitted from this filing. Registrant agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.



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